UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 10, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 West Mississippi Avenue

Denver, Colorado 80233

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, GrowGeneration, Corp. (the “Company”) entered into a 3-year executive employment agreement (the “Employment Agreement”) with Joe Prinzivalli, pursuant to which Mr. Prinzivalli agreed to provide his services to the Company as Chief Operating Officer. In consideration of the services to be provided by Mr. Prinzivalli under the Employment Agreement, the Company agreed to pay Mr. Prinzivalli a salary of $100,000 per annum with a 10% annual raise. The Company also agreed to issue to Mr. Prinzivalli 50,000 shares of common stock as of the date of the agreement, 50,000 shares as of December 31, 2017 and 50,000 shares as of December 31, 2018.

On April 10, 2017, the Company entered into a separation and release agreement (the “Separation Agreement”) with Jason Dawson, pursuant to which the parties agreed to terminate that certain employment agreement under which Mr. Dawson provided his services to the Company as Chief Operating Officer. As of the effective date of the Separation Agreement, Mr. Dawson resigned from the position of Chief Operating Officer of the Company, as well as from any and all positions as an officer of any subsidiary of the Company. Mr. Dawson’s resignation was not a result of any disagreements with the Company regarding its operations, policies or practices.

Pursuant to the Separation Agreement, Mr. Dawson agreed that sales of any shares of common stock of the Company owned by Mr. Dawson shall be subject to the Company’s insider trading policy, and that any sales within a calendar quarter shall not exceed 50,000 shares. In addition, the Company agreed to extend the termination period of certain options granted to Mr. Dawson to purchase shares of common stock, which shall be exercisable prior to May 1, 2018.

As of the same date of the Separation Agreement, the Company and Mr. Dawson also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Dawson agreed to provide consulting services to the Company as an independent contractor, up to 20 hours per week, for a period of six months. In consideration of the services to be provided by Mr. Dawson under the Consulting Agreement, the Company agreed to pay Mr. Dawson an hourly fee of $60 and issue 50,000 shares of common stock to Mr. Dawson as of the date of the agreement.

The foregoing descriptions of the terms of the Employment Agreement, Separation Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the agreements filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Form of Executive Employment Agreement with Joe Prinzivalli, dated April 10, 2017
99.2	Form of Separation and Release Agreement with Jason Dawson, dated April 10, 2017
99.3	Form of Consulting Agreement with Jason Dawson, dated April 10, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	CEO

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